EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard S. Paradise, certify that:

1. the accompanying Quarterly Report on Form 10-Q for the quarter ended July 3, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Keystone Automotive Operations, Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Keystone Automotive Operations, Inc. and will be retained by Keystone Automotive Operations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: August 11, 2010

/s/ Richard S. Paradise
Richard S. Paradise Chief Financial Officer and Executive Vice President Dated: August 11, 2010

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.